                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         May 25, 1999
                                                 -------------------------------

                               PRT FUNDING CORP.
                           PRATT CASINO CORPORATION
--------------------------------------------------------------------------------
          (Exact name of each Registrant as specified in its charter)

           DELAWARE                                               75-2502289
           DELAWARE                            33-69768           75-2502292
--------------------------------------------------------------------------------
     (State or other jurisdiction              (Commission        (IRS Employer
            of incorporation)                  File Number)  Identification No.)


c/o Advanced Casino Systems Corporation
200 Decadon Drive, Suite 100, Egg Harbor Township, New Jersey 08234
--------------------------------------------------------------------------------
                   (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code (609) 441-0704
                                                  ------------------------------



--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 3. Bankruptcy or Receivership

     On May 25, 1999, Pratt Casino Corporation ("PCC"), a wholly owned subsidiary of Greate Bay Casino Corporation ("GBCC"), and PCC's wholly owned subsidiaries, PRT Funding Corp. and New Jersey Management, Inc. (collectively, the "Companies"), each filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. The cases are being jointly administered under case number 99-1204.

     On May 26, 1999, the Companies filed a joint plan of reorganization with the Bankruptcy Court. The proposed reorganization is the result of negotiations with the three largest holders of notes issued by PRT Funding Corp. who collectively hold in excess of $82 million principal amount of the $85 million PRT Funding Corp. note issue. As currently proposed in the reorganization plan, and subject to receiving various approvals, the Companies' creditors other than the PRT Funding note holders and affiliates of the Companies will be paid in cash in full as their claims are approved. The PRT Funding note holders will receive a cash payment of approximately $40.3 million as well as the beneficial interests in a liquidating trust to be established. The liquidating trust will receive substantially all of the Companies' assets with the exception of cash required to pay non-affiliate creditors other than the PRT Funding note holders and the rights of PCC under existing management and consulting agreements with casinos owned by Hollywood Casino Corporation ("HCC"). On April 28, 1999, the Companies entered into a voting agreement with HCC and the three largest holders of the PRT Funding notes. The voting agreement provides that the three largest note holders will vote in favor of the joint plan of reorganization and that HCC will acquire PCC and its interest in the management and consulting agreements and will fund the payment of PCC's remaining obligation of $40.3 million to the PRT Funding note holders.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 PRT FUNDING CORP.
                                   ---------------------------------------------
                                                    Registrant


Date:  June 2, 1999                By: /s/  John C. Hull
     ---------------------------       -----------------------------------------
                                            John C. Hull
                                       President and Chief Executive Officer



                                            PRATT CASINO CORPORATION
                                   ---------------------------------------------
                                                    Registrant

Date:  June 2, 1999                By: /s/  John C. Hull
     ---------------------------       -----------------------------------------
                                            John C. Hull
                                       President and Chief Executive Officer